EXHIBIT 21.1 LISTING OF SUBSIDIARIES

Subsidiary	State or Other Jurisdiction of Incorporation
1000335854 Ontario Corporation	Ontario, Canada
Aclara India Private Limited	India
Aclara International Holdings, Inc.	Delaware
Aclara Meters Chile SpA	Chile
Aclara Meters Philippines, Inc.	Philippines
Aclara Meters UK Ltd.	UK
Aclara Meters, S.L.	Spain
Aclara Smart Grid Solutions, LLC	Delaware
Aclara Technologies LLC	Ohio
Acme Electric de México, S. de R. L. de C.V.	Mexico
Acme Electric Manufacturing de México, S. de R.L. de C.V.	Mexico
Austdac Pty. Limited	Australia
Bel Manufacturera, S. de R.L. de C.V.	Mexico
Burndy Americas Inc.	Delaware
Burndy LLC	Delaware
Burndy Technology LLC	Delaware
Cantega Technologies Inc.	Canada
CDR de México S. de R.L. de C.V.	Mexico
Chalmit Lighting Limited	UK
Connector Manufacturing Company	Ohio
Distribution Control Systems Caribe, Inc.	Puerto Rico
DMC Power, LLC	Delaware
Dongguan Hubbell Electrical Products Company Limited	China
EI Electronics LLC	Delaware
Electro Composites (2008) ULC	Nova Scotia, Canada
GAI-Tronics Corporation	Delaware
GAI-Tronics Limited	UK
GAI-Tronics S.r.l.	Italy
Gleason Reel Corp.	Delaware
Harvey Hubbell Limited	UK
Harvey Hubbell, Incorporated	Connecticut
Hawke Asia Pacific Pte. Ltd.	Singapore
Hawke Cable Glands Limited	UK
Hipotronics, Inc.	Delaware
Hub Reinsurance Limited	Bermuda
Hubbell (Australia) Holdings Pty. Limited	Australia
Hubbell (UK) GulfMex Limited	UK
Hubbell Asia Limited	Hong Kong
Hubbell Australia Holdco Limited	Cayman Islands
Hubbell Canada ULC	Nova Scotia, Canada
Hubbell Canada Holdings 1 ULC	British Columbia, Canada

Subsidiary	State or Other Jurisdiction of Incorporation
Hubbell Canada Holdings 2 ULC	British Columbia, Canada
Hubbell Caribe Limited	Cayman Islands
Hubbell Cayman Investments Limited	Cayman Islands
Hubbell Commercial and Trading (Shanghai) Co., Ltd.	China
Hubbell Corporate Holdings, Inc.	Delaware
Hubbell Distribution, Inc.	Delaware
Hubbell do Brasil, Indústria, Comércio, Importação e Exportação de Equipamentos Elétricos Ltda.	Brazil
Hubbell Electric (Wuhu) Co. Ltd.	China
Hubbell Gas Utility Solutions, Inc.	California
Hubbell Global Operations Limited	Ireland
Hubbell Global Holdings, LP	Delaware
Hubbell Holdings Europe Limited	UK
Hubbell Holdings Limited	UK
Hubbell Incorporated (Delaware)	Delaware
Hubbell India Electrical Products, LLP	India
Hubbell Industrial Controls, Inc.	Connecticut
Hubbell International Management Limited	Ireland
Hubbell International, LLC	Delaware
Hubbell Korea, Ltd.	Korea
Hubbell Lenoir City, Inc.	Virginia
Hubbell Limited	UK
Hubbell Management Inc.	Canada
Hubbell Manufacturing OKC, Inc.	Delaware
Hubbell Operations, LLC	Delaware
Hubbell Pickering LP	Canada
Hubbell Plastics, Inc.	Delaware
Hubbell Power Systems, Inc.	Delaware
Hubbell Products México S. de R.L. de C.V.	Mexico
Hubbell Services Private Limited	India
Hubbell Sing Holdco Pte. Ltd	Singapore
Hubbell Switch Holding Co., Inc.	Delaware
HUBS, INC.	Delaware
Jiangsu Xiangyuan Electric Equipment Co., Ltd.	China
Keystone Electrical Manufacturing, Inc.	Delaware
Meramec Instrument Transformer Company	Missouri
Newco Condenser, Inc.	Delaware
Nicor Inc.	Texas
Northern Star Holdings, Inc.	Delaware
Northern Star Industries, Inc.	Michigan
PCORE Electric Company, Inc.	Delaware
REF Automation Limited	Ontario, Canada
Ripley Europe Limited	United Kingdom

Subsidiary	State or Other Jurisdiction of Incorporation
State Street Corp.	Connecticut
Wepawaug Canada ULC	British Columbia, Canada